ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    AMHERST COMPUTER PRODUCTS SOUTHWEST, LP,

                          AMHERST TECHNOLOGIES, L.L.C.

                                       AND

                              ALLSTAR SYSTEMS, INC.

                                 March 16, 2000


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                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    AMHERST COMPUTER PRODUCTS SOUTHWEST, LP,

                          AMHERST TECHNOLOGIES, L.L.C.

                                       AND

                              ALLSTAR SYSTEMS, INC.

                                 March 16, 2000


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                            ASSET PURCHASE AGREEMENT

         This Agreement is entered as of March 16, 2000, by and among Amherst Computer Products Southwest, LP, a Texas limited partnership ("Amherst Southwest"), Amherst Technologies, L.L.C., a Nevada limited liability company ("AmTech"), and Allstar Systems, Inc., a Delaware corporation ("Allstar"). Each of Amherst Southwest and Allstar is referred to herein singularly as a "Party" and collectively as the "Parties," except that for purposes of Article XI, the terms "Party" and "Parties" shall include AmTech.

                                R E C I T A L S :

       A. Allstar conducts business through three divisions and one wholly-owned subsidiary. One of Allstar's divisions, the CP Division, is principally engaged in the business of reselling new computer hardware and software. Allstar's El Paso IT Business is principally engaged in IT Services.

       B. On the terms and conditions set forth in this Agreement, Allstar desires to sell and Amherst Southwest desires to purchase specified assets of the CP Division and El Paso IT Business.

       In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, Allstar, Amherst Southwest and AmTech agree as follows.

                                   ARTICLE I

                                  Definitions.

       "Accounts Receivable" has the meaning set forth in Section 3.3(a) below.

       "Acquired Assets" has the meaning set forth in Section 2.1 below.

       "Acquired Customer Contracts" has the meaning set forth in Section 2.1(a) below.

       "Acquisition Proposal" has the meaning set forth in Section 6.8 below.

       "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

       "Allocated Inventory" has the meaning set forth in Section 2.1(b) below.

       "Allstar's Cost" means Allstar's direct cost of the Inventory in question, including shipping charges, as reflected in an invoice from the supplier or manufacturer of such Inventory.

       "Allstar Indemnitee" has the meaning set forth in Section 10.2 below.

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       "Allstar's  Stockholders" means any Person who or which holds any Allstar
       Shares.

       "Allstar Shares" means shares of capital stock of Allstar entitled to vote on the transactions contemplated by this Agreement.

       "Amherst  Material  Adverse  Effect" has the meaning set forth in Section
       5.3 below.

       "Amherst Southwest" has the meaning set forth in the preface above.

       "Amherst Southwest Indemnitee" has the meaning set forth in Section 10.1 below.

       "Amherst Southwest Orders" has the meaning set forth in Section 3.4(a) below.

       "AmTech" has the meaning set forth in the preface above.

       "AmTech Financial Statements" has the meaning set forth in Section 5.11 below.

       "Appraised Value" when used with respect to the Tangible Assets that become Acquired Assets, means the fair market value of such Tangible Assets as determined using the valuation criteria described in this paragraph by a dealer in used items of the sort appraised selected by Amherst Southwest and Allstar pursuant to Section 2.7. In determining the Appraised Value, the appraised price of each item of Tangible Assets shall: (a) be that which would be paid by a willing buyer to a willing seller regularly engaged as a dealer of used items of the sort appraised;
       (b) be based on the circumstance that neither the buyer or seller of the item were motivated by unusual needs or influences; (c) be for use of the item by the buyer in the same manner as the item is used by Allstar in its CP Division; and (d) reflect the price of the item, with payment in full for the item occurring thirty days after invoice date.

       "Arbitrating  Accountant"  has the  meaning  set forth in  Section  11.13 below.

       "Assignment, Bill of Sale and Assumption Agreement" means an Assignment, Bill of Sale and Assumption Agreement substantially in the form of Exhibit A attached hereto, as appropriately completed at the Closing.

       "Assumed Leases" has the meaning set forth in Section 2.3(a)(3) below.

       "Assumed Liabilities" has the meaning set forth in Section 2.3 below.

       "Business Day" means a day other than a Saturday, Sunday or other day on which the commercial banks in Houston, Texas are authorized or required to close.

       "Capital Leases" has the meaning set forth in Section 2.1(j) below.

       "Closing" has the meaning set forth in Section 2.10 below.

       "Closing Date" has the meaning set forth in Section 2.10 below.

       "Code" has the meaning set forth in Section 2.12 below.

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       "Cooperative  Advertising  Credits"  has the meaning set forth in Section
       2.1(h) below.

       "Cooperative Advertising Credit Purchase Price" has the meaning set forth in Section 2.1(h) below.

       "CP Division" means Allstar's business division (known as the Computer Products Division) which is engaged in the sale and distribution of computer hardware, software and related products, and does not include the Retained Businesses or the Excluded Assets.

       "Customer and Sales Records" means the identity of all customers of the CP Division and the El Paso IT Business and all books and records (whether in written or electronic form) of Allstar relating to such customers and sales to such customers, including customer lists, mailing lists, sales histories, pricing data, files and correspondence relating to sales to customers, billing and collection records, advertising materials, catalogues and price lists, including all records, correspondence, notes, bids, proposals and information of Allstar relating to the actual or proposed business relationship with SBC.

       "Customer Inventory" has the meaning set forth in Section 2.1(c) below.

       "Damages" has the meaning set forth in Article X below.

       "Daily Purchasing Report" has the meaning set forth in Section 3.4(d) below.

       "Disclosure Schedule" has the meaning set forth in Article IV below.

       "Dispute" has the meaning set forth in Section 11.13 below.

       "Earn Out" has the meaning set forth in Section 2.9 below.

       "Earn Out Calculation Period" with respect to the first Earn Out Payment Date shall mean the period from the Closing Date through the end of the calendar quarter in which the Closing Date occurs; with respect to each subsequent Earn Out Payment Date other than the final Earn Out Payment Date, the Earn Out Calculation Period shall be the calendar quarter immediately preceding the Earn Out Payment Date; and with respect to the final Earn Out Payment Date shall mean the period from the end of the immediately preceding calendar quarter through the second anniversary of the Closing Date. For purposes of computing the Earn Out, a calendar quarter shall mean the three month period ending on the last day of March, June, September and December.

       The "Earn Out Payment" due on each Earn Out Payment Date shall be calculated as fifty percent (50%) of the SBC Modified Gross Profit for the preceding Earn Out Calculation Period.

       "Earn Out Payment Date" shall mean the 45th day following the end of each calendar quarter, with the first Earn Out Payment Date being May 15, 2000 and the last Earn Out Payment Date being May 15, 2002, or if any Earn Out Payment Date falls on a date that is not a Business Day, the then Earn Out Payment date shall fall on the next Business Day.

       "Effective Time" means 12:01 a.m. Central Time on the Closing Date.

       "El Paso Business Area" means the area within a 200 mile radius of the El Paso, Texas city hall, and all of the State of New Mexico.

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       "El Paso IT Business"  means the  business of  Allstar's  El Paso,  Texas business office, which is engaged in IT Services, and does not include the Excluded Assets.

       "Encumbrance" means (a) any third party claim, restriction, preference, priority, right or other preferential arrangement of any kind or nature whatsoever, except for any of the foregoing arising in the Ordinary Course of Business, or (b) any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens for taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

       "Escrow Agent" has the meaning set forth in Section 2.8 below.

       "Escrow Agreement" has the meaning set forth in Section 2.8 below.

       "Escrow Period" has the meaning set forth in Section 2.8 below.

       "Excluded Assets" has the meaning set forth in Section 2.2 below.

       "Excluded Liability" has the meaning set forth in Section 2.4 below.

       "Financial Statements" has the meaning set forth in Section 4.9 below.

       "Financing Letter" has the meaning set forth in Section 5.6 below.

       "Fulfillment Price" means the current lowest price at which a Party could obtain the specified goods from such Party's customary third party vendors without regard to manufacturer or dealer rebates based on future purchases by such Party or its Affiliates.

       "GAAP" means generally accepted accounting principles as in effect from time to time in the United States for accrual basis accounting as applied on a consistent basis.

       "Governmental Approval" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any federal, state or local government, or any political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

       "Hart-Scott-Rodino    Act"   means   the   Hart-Scott-Rodino    Antitrust
       Improvements Act of 1976, as amended.

       "Holdback" has the meaning set forth in Section 2.8 below.

       "Inventory" means all goods held for resale by the CP Division, wherever located, but excluding any such goods related to Allstar's Retained Businesses.

       "Inventory in Transit" has the meaning set forth in Section 2.6(b) below.

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       "Inventory   Purchase  Price"  means  Allstar's  Cost  of  the  Allocated
       Inventory and the Customer Inventory at the Effective Time, as determined pursuant to Section 2.6.

       "IT Services" means the following: (1) warranty and non-warranty repair and replacement of computer hardware and software, (2) diagnostic services and support for computer hardware and software, (3) outsourced network management, (4) on-site service parts stocking and computer asset management and tracking, (5) recommendation, sale and installation, on a turn-key basis, of voice and data networking solutions, including network hubs, routers, servers and cabling, but excluding, without limitation, the sale of desktop PCs and "off-the-shelf" office software, (6) long-term and short-term technical staffing and recruiting, (7) computer system design and project management of major roll-outs, installations and networks, (8) programming services and website development, and (9) sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or its Retained Businesses.

       "Key IT Customers" has the meaning set forth in Section 8.3 below.

       "Leased Premises" means those leased real properties of Allstar in the Assumed Leases listed on Schedule 2.3(a)(3) attached hereto.

       "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

       "Majority Shares" has the meaning set forth in Section 4.4 below.

       "Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations or condition (financial or otherwise) of the CP Division, the El Paso IT Business or the Acquired Assets, taken as a whole.

       "Mintech" means Mintech, Inc., a Texas corporation.

       "MinTech Agreements" means (i) that certain Finance Agreement, dated as of September 30, 1998, between Allstar and Mintech, and (ii) that certain Revolving Loan Agreement, dated September 30, 1998, between Allstar and Mintech, true and correct copies of which have been provided to Amherst Southwest.

       "MIS Software" means that certain software package custom designed by Allstar to run its management information systems and which is referred to by Allstar as the "Universe System."

       "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

       "Party" has the meaning set forth in the preface above.

       "Person" means an individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or governmental entity, or any department, agency or political subdivision thereof.

       "Prohibited Business" means the sale or disposition of computer hardware and software in substantially the manner conducted by the CP Division; provided, however, that "Prohibited Business" shall not include (1) the Retained Businesses, (2) the sale, licensing or sublicensing of software owned, licensed or developed by Allstar, its Affiliates or the Retained Businesses, or (3) any activities of Allstar or any of its Affiliates relating to (i) the sale or other disposition and installation of Retained Inventory, as permitted by Section 3.4(e) hereof, (ii) the exercise of Allstar's rights and the performance by Allstar of any of its obligations under Sections 3.3 or 3.4, or (iii) the performance by Allstar of any arrangements made by Amherst Southwest and Allstar pursuant to Section 2.13(d) hereof regarding non-assignable contracts.

       "Prohibited Persons" has the meaning set forth in Section 8.3 below.

       "Proxy Statement" has the meaning set forth in Section 6.3 below.

       "Purchase Price" has the meaning set forth in Section 2.5 below.

       "Retained Businesses" means the following businesses conducted currently by Allstar or its Affiliates: (a) the business of Allstar's Telecom Division, which consists of the sale and servicing of business telephone systems, including computer hardware and software for data and voice integration, wide area connectivity and telephone system networking, and wireless communications, where the sale of such computer hardware and software products is ancillary and is required as an integral part of the provision of a product or service by Allstar's Telecom Division and where such computer hardware is sold at a gross profit margin to Allstar in excess of 30%; (b) the business of Stratasoft, which is primarily engaged in the development and marketing of proprietary software for the integration of business telephone systems and networked computer systems, which are sometimes bundled with computer hardware supplied by Allstar or Stratasoft at the customer's request, but only where such computer hardware is sold at a gross profit margin to Allstar in excess of 30%; and (c) the business of Allstar's IT Services Division, which is engaged in providing IT Services, excluding the El Paso IT Business within the El Paso Business Area.

       "Retained Customer Contracts" has the meaning set forth in Section 2.2(a) below.

       "Retained Inventory" has the meaning set forth in Section 2.2(c) below.

       "SBC" means SBC Communications, Inc., its successors, assigns and Affiliates, or any leasing company or companies or other agents designated by SBC Communications, Inc., or its successors, assigns and Affiliates.

       "SBC Agreement" means any contract or agreement for the sale of computer hardware or software that may be entered into between Allstar, Mintech or any of their respective Affiliates, on the one hand, and SBC, on the other hand, at any time prior to the Closing Date, as such contract or agreement may be amended, restated or otherwise modified prior to the Closing Date.

       "SBC Gross Profit" means the difference between SBC Net Sales and the cost of goods sold to SBC relating to such SBC Net Sales. For these purposes, the cost of goods sold shall include (a) the direct cost to Amherst Southwest and its Affiliates for inventory purchased to fulfill such SBC Net Sales, together with the cost of shipping and freight, and
       (b)  the  direct  costs  to  Amherst  Southwest  and  its  Affiliates  of providing, or the costs to Amherst Southwest and its Affiliates of subcontracting to third parties to provide, the installation, configuration and other tasks required to fulfill such SBC Net Sales. The cost of goods sold shall not include any selling, general or administrative expenses of Amherst Southwest or its Affiliates.

       "SBC Gross Sales" means all sales to SBC by Amherst Southwest and its Affiliates.

       "SBC Modified Gross Profit" means SBC Gross Profit minus sales commissions and any amounts paid to MinTech on SBC Net Sales included in the calculation of SBC Gross Profit; provided, however, that sales commissions for purposes of calculating SBC Modified Gross Profit shall not exceed the sales commissions that would be payable under Allstar's sales commission programs and arrangements with MinTech in effect at the Closing.

       "SBC Net Sales" means SBC Gross Sales, less customer returns, adjustments and cancellations.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Server" has the meaning set forth in Section 3.1 below.

       "Stratasoft"  means  Stratasoft,   Inc.,  a  wholly-owned  subsidiary  of
       Allstar.

       "Supplier and Purchasing Records" shall mean the identity of all suppliers of the CP Division and the El Paso IT Business and all books and records of Allstar relating to such suppliers and purchases from such suppliers, including supplier lists, purchasing histories, supplier catalogues and price lists, correspondence with suppliers, invoicing and payment records, rebate and volume discount policies of suppliers, cooperative advertising files and records.

       "Supplier Contracts" has the meaning set forth in Section 2.1(f) below.

       "Supplier Warranties" has the meaning set forth in Section 2.1(g) below.

       "Tangible Asset Purchase Price" means the Appraised Value of the Tangible Assets.

       "Tangible Assets" shall mean all furniture, fixtures and equipment listed on Schedule 2.7 and owned by Allstar at the Effective Time, which Schedule shall be prepared pursuant to Section 2.7 after the execution and delivery of this Agreement, including any additional similar items of furniture, fixtures and equipment subsequently acquired by Allstar, but excluding any items subsequently disposed of prior to the Effective Time, in each case in the Ordinary Course of Business.

       "Tax" means any state, county, or local personal property tax.

       "Transferred Employees" has the meaning set forth in Section 3.2(a) below.

                                   ARTICLE II

                               Purchase and Sale.

2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Amherst Southwest agrees to purchase from Allstar, and Allstar agrees to sell, transfer, convey, and deliver to Amherst Southwest, all right, title and interest of Allstar in and to the assets described below (other than Excluded Assets), whether now existing or hereafter acquired, as such assets may exist at the Effective Time (collectively, the "Acquired Assets"):

       (a) each customer contract and purchase order of: (1) the CP Division at the Effective Time, including the SBC Agreement, if, and only to the extent that, shipment of goods to the customer (or in accordance with the customer's instructions) by Allstar or Allstar's supplier has not yet occurred at the Effective Time, and (2) the El Paso IT Business, if, and only to the extent that, the IT Services have not been provided at the Effective Time (collectively, the "Acquired Customer Contracts");

       (b) all Inventory held in stock that has been allocated to fill (in whole or in part) an Acquired Customer Contract, whether or not in the configuration required by the Acquired Customer Contract, but excluding Inventory in Transit and Customer Inventory (the "Allocated Inventory");


       (c) all Inventory held in stock and that has been ordered pursuant to a request from those customers of Allstar identified on Schedule 2.1(c), but excluding Allocated Inventory and Inventory in Transit ("Customer Inventory");

       (d)  the Tangible Assets;

       (e) a duplicate copy of all Customer and Sales Records and a duplicate copy of all Supplier and Purchasing Records;

       (f) each contract with, and certification from, manufacturers and suppliers of computer hardware and software products identified on
            Schedule 2.1(f) (collectively "Supplier Contracts");

       (g) all guarantees, warranties, indemnities and similar rights in favor of Allstar with respect to any Acquired Asset (collectively, "Supplier Warranties");

       (h) all rights or credits to receive funds for advertising expenses (or reimbursements of such expenses) at the Effective Time under cooperative advertising programs offered by Hewlett-Packard ("Cooperative Advertising Credits"), including such rights and credits listed on Schedule 2.1(h), and any additional Cooperative Advertising Credits subsequently acquired by Allstar, but excluding any Cooperative Advertising Credits subsequently used by Allstar prior to the Effective Time, or which expire prior to the Effective Time, in each case in the Ordinary Course of Business, at an aggregate purchase price (the "Cooperative Advertising Credit Purchase Price") equal to 50% of the amount of the Cooperative Advertising Credits, if, and only to the extent that, Hewlett-Packard consents to the sale of such Cooperative Advertising Credits to Amherst Southwest prior to the Closing Date;

       (i) the intangible assets consisting of business ideas and information, know-how, copyrights and advertising and marketing concepts used by the CP Division in connection with the sale of computer hardware, software and related products and all goodwill associated therewith and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; and

       (j) all capital leases of equipment listed on Schedule 2.1(j) (the "Capital Leases").

At the Closing, Allstar shall assign the Acquired Assets to Amherst Southwest as of the Effective Time by the execution and delivery to Amherst Southwest of the Assignment, Bill of Sale and Assumption Agreement in the form of Exhibit A, appropriately completed as of the Closing.

2.2 Excluded Assets. Allstar will retain and Amherst Southwest will not acquire any right, title or interest in any assets not identified in
       Section 2.1, including the following assets (collectively, the "Excluded Assets"):

       (a) each customer contract and purchase order of: (1) the CP Division at the Effective Time, including the SBC Agreement, if (and only to the extent that) shipment of goods to the customer (or in accordance with the customer's instructions) by Allstar or Allstar's suppliers occurs before the Effective Time, and (2) the El Paso IT Business, if, and only to the extent that, the IT Services have been provided at the Effective Time (collectively, the "Retained Customer Contracts"), it being agreed that with respect to each customer contract and purchase order under which (1) shipment of goods occurs in part before and in part after the Effective Time, such contract and purchase order shall be considered both an Acquired Customer Contract to the extent shipments thereunder occur after the Effective Time and a Retained Customer Contract to the extent that shipments thereunder occur before the Effective Time, and (2) IT Services are performed in part before and in part after the Effective Time, such contract and purchase order shall be considered both an Acquired Customer Contract to the extent the performance of IT Services thereunder occurs after the Effective Time and a Retained Customer Contract to the extent that performance of IT Services thereunder occurs before the Effective Time.

       (b) all Inventory that is in transit from Allstar's suppliers to Allstar or is in transit from Allstar's suppliers directly to (or as ordered by) Allstar's customers, in each case at the Effective Time ("Inventory in Transit");

       (c) Inventory at the Effective Time not constituting Allocated Inventory or Customer Inventory (all such items of Inventory, together with Inventory in Transit, are herein referred to as "Retained Inventory");

       (d) rights and benefits under contracts included in the Acquired Assets but only to the extent that such rights and benefits accrue before the Effective Time, including Acquired Customer Contracts, Supplier Contracts, Supplier Warranties, and Assumed Leases; provided, however, that Cooperative Advertising Credits shall be included in the Acquired Assets even though they may have accrued before the Effective Time and only if, and to the extent that, Hewlett-Packard consents to the sale of such Cooperative Advertising Credits to Amherst Southwest prior to the Closing Date;

       (e)  the assets described in Schedule 2.2(e);

       (f) assets not used by the CP Division or the El Paso IT Business in the Ordinary Course of Business, including assets used primarily by Allstar in its Retained Businesses;

       (g)  assets   used  by  Allstar  to  perform   corporate,   general   and
            administrative functions, including Allstar's accounting systems and computer hardware and software used to operate such systems;

       (h) the MIS Software; provided, however, that Allstar shall license the MIS Software to Amherst Southwest as provided in Section 3.1;

       (i) Allstar's name or any trade names or service marks used by Allstar or any of its subsidiaries, and any name or mark derived therefrom, including "Allstar Systems" and "Allstar Computer" or any other name containing "Allstar" or "All Star"; provided, however, that Amherst Southwest shall be entitled to use the name "Allstar Computer" under
            Section 8.1 to the extent therein provided;

       (j) all Accounts Receivable; including receivables due from suppliers and rebates due from suppliers;

       (k)  all notes receivable;

       (l)  all cash and cash equivalents;

       (m)  all real property (except the Assumed Leases);

       (n) the originals of all Customer and Sales Records, all Supplier and Purchasing Records, all Personnel Records and all other books and records, but excluding the duplicate copies of the foregoing which are sold to Amherst under Section 2.1;

       (o)  the Mintech Agreements; and

       (p) all intangible assets consisting of business ideas and information, know-how, copyrights and advertising and marketing concepts by the El Paso IT Business in connection with the sale of computer hardware.

2.3    Assumption of Liabilities.

       (a) At the Closing, upon the terms and conditions set forth in this Agreement, Amherst Southwest agrees to assume and thereafter to fully perform and pay in full when due, in accordance with their respective terms, the following (and only the following) (the "Assumed Liabilities"):

            (1) all liabilities, obligations and commitments under all contracts and purchase orders included in the Acquired Assets that arise from and after the Effective Time, including those under the Acquired Customer Contracts, Supplier Contracts and Capital Leases;

            (2) liabilities, obligations and commitments set forth on Schedule 2.3(a)(2);

            (3) Allstar's obligations and duties under the real property leases listed on Schedule 2.3(a)(3) (the "Assumed Leases"), either by direct assumption of each Assumed Lease or by sublease arrangements mutually acceptable to Amherst Southwest, Allstar and the landlord under the Assumed Leases.
       (b) At the Closing, Amherst Southwest shall assume the Assumed Liabilities as of the Effective Time by the execution and delivery to Allstar of the Assignment, Bill of Sale and Assumption Agreement in the form of Exhibit A, appropriately completed as of the Closing.

2.4 Excluded Liabilities. Amherst Southwest will not assume or have any responsibility whatsoever, with respect to any other obligation or liability of Allstar, whether known or unknown, disclosed or undisclosed, matured or unmatured, contingent or otherwise (the "Excluded Liabilities"), except for the Assumed Liabilities.

2.5 Purchase Price. The purchase price payable by Amherst Southwest (the "Purchase Price") shall be (a) Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000) payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (b) Five Hundred Thousand Dollars ($500,000) (the "Holdback") payable as set forth in Section 2.8 below; plus (c) the Earn Out; plus (d) the Inventory Purchase Price, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (e) the Tangible Asset Purchase Price, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (f) the Cooperative Advertising Credit Purchase Price, as payment in full for the Cooperative Advertising Credits, payable at the Closing by delivery to Allstar by wire transfer of immediately available funds; plus (g) the assumption and performance by Amherst Southwest of the Assumed Liabilities.

2.6    Inventory.

       (a) Not more than one week before the Closing Date, Allstar, with representatives of Amherst Southwest present, shall conduct a physical inventory of all items of Inventory, which Inventory shall be adjusted for receipts, shipments and adjustments through the Closing Date, and shall then prepare the following two schedules therefrom:

            (1) Schedule 2.6(a), which shall list all items of Allocated Inventory, Allstar's Cost of each such item, the identity of the customer to which the item is allocated, Allstar's order number, the customer's purchase order number (if any), and the warehouse number for such item as carried on Allstar's books and records; and
            (2) Schedule 2.6(b), which shall list all items of Customer Inventory, Allstar's Cost of each such item, the identity of the customer that requested the inventory and the warehouse number for such item as carried on Allstar's books and records.

       At or prior to the Closing, Amherst Southwest and Allstar shall each signify in writing their respective approval of Schedules 2.6(a) and 2.6(b), which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall include the approval by Amherst Southwest and Allstar of the quantities of Allocated Inventory and Customer Inventory reflected on Schedules 2.6(a) and 2.6(b). Upon written approval by Amherst Southwest and Allstar of Schedules 2.6(a) and 2.6(b), such schedules shall become part of this Agreement for all purposes without further action of the Parties. The total of Allstar's Cost for such Allocated Inventory and Customer Inventory reflected on such schedules shall become the Inventory Purchase Price to be paid under this Agreement for the Allocated Inventory and the Customer Inventory.

       (b) The Parties acknowledge and agree that there may be items of Allocated Inventory and Customer Inventory that were either erroneously omitted from, or erroneously included in, the calculation of the Inventory Purchase Price for those categories of Acquired Assets at the Closing. Accordingly, the Parties agree to exchange pertinent information concerning any such items and to confer in good faith to resolve the proper treatment of any items erroneously omitted or erroneously included in the calculation of the Inventory Purchase Price under this Agreement. Any amount owed by one Party to another as a result of such errors shall be paid to the Party to which it is due on or before the 90th day after the Closing Date.

2.7 Tangible Assets. Promptly after the execution and delivery of this Agreement, Allstar, with representatives of Amherst Southwest present, shall conduct an inventory of all Tangible Assets and shall prepare
       Schedule 2.7 which shall list all such items and their location. At or prior to the Closing, Amherst Southwest and Allstar shall each signify in writing their respective approval of Schedule 2.7, which approval shall not be unreasonably withheld, conditioned or delayed. Upon written approval by Amherst Southwest and Allstar of Schedule 2.7, such schedule shall become part of this Agreement for all purposes without further action of the Parties. The Parties further agree to jointly engage a dealer in used items of the sort included in the Tangible Assets to determine the Appraised Value of the Tangible Assets listed on Schedule 2.7, and that the aggregate Appraised Value of the items on Schedule 2.7 shall constitute the Tangible Asset Purchase Price to be paid under this Agreement for the Tangible Assets. The cost of such valuation, if any, shall be paid one-half by Allstar and one-half by Amherst Southwest, regardless of whether the Closing occurs.

2.8 Holdback. On the Closing Date, the Holdback shall be paid by wire transfer to Bank of America, N.A., Houston, Texas (the "Escrow Agent"), to be held by the Escrow Agent to satisfy any claims by Amherst Southwest against Allstar pursuant to Sections 10.1(a) and 10.1(b) of this
       Agreement for a period of one (1) year after the Closing Date (the "Escrow Period"), in accordance with the terms of the Escrow Agreement in the form attached to this Agreement as Exhibit B (the "Escrow Agreement"). Interest on the Holdback shall be paid in accordance with the terms of the Escrow Agreement. Following the expiration of the Escrow Period, the Parties shall cause the remaining balance of the Holdback together with interest or income thereon, if any, after the payment of all such claims and reservation of amounts reasonably deemed sufficient to satisfy unresolved claims, to be distributed by the Escrow Agent to Allstar within five (5) Business Days in accordance with the terms of the Escrow Agreement.

2.9    Earn Out.

       (a) On each Earn Out Payment Date, Amherst Southwest shall pay to Allstar the Earn Out Payment, if any, for the immediately preceding Earn Out Calculation Period. Each Earn Out Payment shall be calculated as fifty percent (50%) of the SBC Modified Gross Profit for the appropriate Earn Out Period, but Amherst Southwest shall have no obligation to make any Earn Out Payments to Allstar with respect to SBC Modified Gross Profit on SBC Net Sales in excess of Two Hundred Forty Million Dollars ($240,000,000) in the aggregate.

       (b) All Earn Out Payments shall be calculated in accordance with GAAP, but paid only for SBC Modified Gross Profit actually received by Amherst Southwest on a cash basis, and shall be made by Amherst Southwest by wire transfer of immediately available funds on or before the Earn Out Payment Date to such bank account as Allstar may specify from time to time in writing. Allstar's share of any SBC Modified Gross Profit that is accrued but not actually received by Amherst Southwest at the end of an Earn Out Calculation Period shall be included in the Earn Out Payment to Allstar for the Earn Out Calculation Period in which such payment was actually received by Amherst Southwest or, if such payment is received after the end of the last Earn Out Payment Date, within thirty (30) days after the date such payment was received by Amherst Southwest.

       (c) All Earn Out Payments shall be accompanied by a written report of Amherst Southwest detailing the calculation of such Earn Out Payment, which report shall be prepared in accordance with GAAP and shall include invoice numbers, and for each invoice, the cost of goods sold, sales commissions, freight in, freight out and subcontracted costs. All Earn Out Payments shall also be accompanied by a written report of Amherst Southwest's independent auditor (which shall be a firm with national recognition) certifying that such auditors have reviewed Amherst Southwest's written report, compared the information contained in Amherst Southwest's report to a sampling of the original records of Amherst Southwest and vouched such sampling in accordance with generally accepted auditing standards, and verified that the calculations in the report are accurate.

       (d) In the event that Allstar disagrees with, or has questions concerning, an Earn Out Payment, Allstar may, within 30 days after receipt of Amherst Southwest's written report, request a meeting with the Chief Financial Officer of Amherst Southwest for the purpose of discussing such written report. Amherst Southwest and Allstar shall cause such meeting to occur within a reasonable period of time not more than 30 days after the date of Allstar's request, at a mutually acceptable time and place. Amherst Southwest and Allstar shall cooperate in good faith and in a commercially reasonable manner to resolve any disputes concerning the calculation of any Earn Out Payment. If such disputes cannot be mutually resolved within 30 days after the date of the meeting, either Party may submit the dispute to resolution in accordance with Section
            11.13 of this Agreement.

       (e) Amherst Southwest agrees that it and its Affiliates will use good faith, commercially reasonable efforts to perform the SBC Agreement in accordance with its terms. Neither Amherst Southwest nor its Affiliates shall enter into any transaction or take any action with any Affiliate the effect of which is to decrease the Earn Out Payments payable to Allstar hereunder.

       (f) The Earn Out Payments payable to Allstar hereunder are herein referred to collectively as the "Earn Out."

2.10 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P. in Houston, Texas, commencing at 9:00 a.m. Central Time on the Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.11 Deliveries at the Closing. At the Closing, (a) Allstar will deliver to Amherst Southwest the various certificates, instruments, and documents referred to in Section 7.1 below; (b) Amherst Southwest will deliver to Allstar the various certificates, instruments, and documents referred to in Section 7.2 below; and (c) Allstar will execute, acknowledge (if appropriate), and deliver to Amherst Southwest such other instruments of sale, transfer, conveyance, and assignment as Amherst Southwest and its counsel reasonably may request.

2.12   Allocation  of  Purchase  Price.  The  sale of the  Acquired  Assets  may constitute an "applicable asset acquisition" as defined in section 1060(c) of the Internal Revenue Code ("Code"). The Parties have agreed, pursuant to section 1060(a) of the Code, to allocate the Purchase Price among the Acquired Assets under the "residual method" in section 1.1060-1T of the Treasury Regulations. The Parties agree to use good faith, commercially reasonable efforts to agree upon the allocation of the Purchase Price before the Closing Date, and to reflect this agreement by letter agreement which when executed by the Parties shall become part of this Agreement for all purposes. In accordance with section 1.1060-1T(h) of the Treasury Regulations, Allstar and Amherst Southwest will each file Form 8594 with their federal income tax returns for the taxable year that includes the Closing Date and such Forms 8594 shall reflect the allocation of the Purchase Price so agreed upon.

2.13   Consent of Third Parties.

       (a) Despite anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or transfer of, or an agreement to assign or transfer, any Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or would violate any applicable law or regulation, or would otherwise affect adversely the rights of Allstar or Amherst Southwest thereunder; and any transfer or assignment by Allstar of any interest under any such Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being first obtained.

       (b) Allstar will give any required notices, and the Parties agree to cooperate and use their respective commercially reasonable efforts, in order to obtain necessary third party consents to the sale and transfer of the Acquired Assets as contemplated by this Agreement; provided, however, that with respect to the Acquired Customer Contracts, Allstar shall only be required to notify and seek any necessary approvals from the customers listed on Schedule 7.1(h). Amherst Southwest agrees, if requested by any third party from whom Allstar is seeking such consent, to supply performance bonds in replacement of any current performance bonds supplied by Allstar with respect to any Acquired Customer Contracts. In the event any such consent or approval is not obtained on or before the Closing Date, Allstar and Amherst Southwest shall continue to cooperate and to use their respective commercially reasonable efforts to obtain such consent for a period of 90 days following the Closing. Neither Allstar nor Amherst Southwest shall be required to pay or incur more than nominal out-of-pocket expenses in obtaining any third party consent or approval, including for consent or processing fees requested by third parties.

       (c) Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Governmental Approval in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable commercial efforts to obtain (and Allstar and Amherst Southwest will cause each of their respective Affiliates and Subsidiaries to use their reasonable commercial efforts to obtain) an early termination of the applicable waiting period, and will make (and Allstar and Amherst Southwest will cause each of their respective Affiliates and Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

       (d) With respect to any consents or approvals that are not obtained on or before the Closing Date, Allstar and Amherst Southwest shall cooperate in any lawful arrangement that is reasonable for both Amherst Southwest and Allstar (considering all relevant factors including practicality, financial burden and risk) to provide that Amherst Southwest shall receive the interest of Allstar in the net benefits under any such Governmental Approval, contract, instrument, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom. Such arrangements may include (if lawful and reasonable considering all relevant factors) the performance by Allstar as agent for the benefit of Amherst Southwest and the payment by Amherst Southwest (in advance if so requested by Allstar) of all corresponding liabilities for the enjoyment of such benefit to the extent that Amherst Southwest would have been responsible therefor under this Agreement if the necessary third party consent or approval had been obtained. Allstar and Amherst Southwest agree to use their respective good faith, commercially reasonable efforts to negotiate and document any such arrangements.

       (e) Nothing in this Section 2.13 shall be deemed a waiver by Amherst Southwest or Allstar of their respective rights to have received all necessary consents and approvals required to be obtained under Sections 7.1 and 7.2 of this Agreement as a condition to their respective obligations to proceed with the Closing, except that if Allstar is unable to obtain any such consent due to the refusal of Amherst Southwest to provide the party from whom consent is being sought with copies of its financial statements, then Amherst Southwest shall be deemed to have waived its right to receive the consent of such party as a condition to Closing under Section 7.1.

                                  ARTICLE III

                                Other Agreements

3.1 Licensing of MIS Software. On the Closing Date, Allstar shall assign, transfer, convey and deliver to Amherst Southwest a Compaq computer server (the "Server"). The Server shall be loaded with the MIS Software and all other compiled software used by the CP Division; provided, however, that the source code for the MIS Software and such other software shall not be provided to Amherst Southwest. In addition, the Server shall be loaded with any Customer and Sales Records and Supplier and Purchasing Records maintained by Allstar on its computer system. Effective as of the Closing, Allstar hereby grants to Amherst Southwest a limited, royalty-free, worldwide license and right to use the MIS Software solely for the management of its information systems in connection with the operations of the CP Division and the El Paso IT Business for a period of twelve (12) months following the Closing Date. Amherst Southwest may not copy the MIS Software or use it for any other purpose. Within 10 Business Days after the first anniversary of the Closing Date, Amherst Southwest will cease using the MIS Software for all purposes except to the extent necessary to retrieve historical data relating to the twelve (12) month period following the Closing Date, and will provide a sworn affidavit, reasonably acceptable to Allstar and Amherst Southwest and executed by an executive officer of Amherst Southwest, certifying that Amherst Southwest is no longer using the MIS Software except for such historical purposes. For a period of one (1) year after the Closing Date, Allstar agrees to use its commercially reasonable efforts to provide technical support reasonably requested by Amherst Southwest with respect to the MIS Software at a cost of $45 per hour for normal support including training, answering questions and normal MIS Software maintenance, and at a cost of $85 per hour services by Allstar's Senior Systems Analyst or its Vice President of MIS Systems.

3.2    Employment of CP Division Employees.

       (a) Schedule 3.2(a) lists the employees of Allstar who will be offered employment by Amherst Southwest from and after the Closing Date, and categorizes each such employee as either a "Key Employee" or "Other Employee." Allstar shall use its reasonable efforts to encourage employees listed on Schedule 3.2(a) to make available their employment services to Amherst Southwest. At least 30 days prior to the Closing Date, Amherst Southwest shall offer employment to those employees listed on Schedule 3.2(a) on terms and conditions acceptable to Amherst Southwest in its sole discretion; provided that Amherst Southwest shall offer employment to such employees at wage and salary levels at least equal to their wage and salary levels from Allstar in effect immediately prior to the Closing. Those employees who accept such offers of employment effective as of the Closing Date are hereinafter referred to as the "Transferred Employees."

       (b) Amherst Southwest shall provide the Transferred Employees and their dependents and beneficiaries coverage under any welfare and fringe benefits plans, programs, policies or arrangements established by Amherst Southwest in its sole discretion for such Persons.

3.3    Accounts Receivable.

       (a) Allstar and Amherst Southwest acknowledge and agree that all customer accounts receivable of the CP Division and the El Paso IT Business which arise prior to the Effective Time (including those arising from Retained Customer Contracts, from the sale by Allstar of Retained Inventory and under the Mintech Agreements), and all trade accounts receivable of Allstar and all rebates receivable from vendors (other than the Cooperative Advertising Credits) arising at any time (the "Accounts Receivable") are and shall remain the assets of Allstar. Subject to the rights of Amherst Southwest contained in the last sentence of this Section 3.3(a), Allstar shall have sole and exclusive authority to invoice and collect Accounts Receivable and to issue correction invoices and credit memos with respect to such accounts, and nothing in this Agreement shall prevent Allstar from retaining all rights of a creditor under applicable law, including, without limitation, the right to take legal action against its account debtors seeking to collect amounts owed. Allstar shall use its commercially reasonable efforts to keep Amherst Southwest reasonably informed of any disputes with any customers relating to Accounts Receivable and Allstar's denial of any customer request for a credit or correction in respect of an Account Receivable. Notwithstanding the foregoing, in the event that Allstar proposes to take collection action in respect of an Account Receivable, Allstar shall first give Amherst Southwest written notice at least five (5) Business Days in advance of taking any such collection action.

       (b) Amherst Southwest and Allstar shall cooperate with each other and use commercially reasonable efforts to maximize the collection by Allstar of all Accounts Receivable. Amherst Southwest shall allow Allstar reasonable access to Transferred Employees for that purpose, but Allstar shall not unreasonably disrupt the duties of Transferred Employees in so exercising its rights of access to Transferred Employees.

       (c) Any payment received by one Party after the Closing Date that properly belongs to another Party shall be held in trust for the benefit of the Party properly entitled to the payment and shall be paid over by the receiving Party to the proper Party as herein provided.

       (d) In the event that Amherst Southwest receives a payment on an Account Receivable that is identified by Allstar's invoice number, or that is otherwise accompanied by information identifying it as a payment belonging to Allstar (an "Allstar Payment"), Amherst Southwest shall turn such Allstar Payment over to Allstar. Such Allstar Payments shall be turned over to Allstar without representation, warranty, or guaranty by, or recourse against, Amherst Southwest.

       (e) Allstar acknowledges that after the Closing, Amherst Southwest will generate accounts receivable from former customers of the CP
            Division and the El Paso IT Business. In the event that Allstar receives a payment that is identified by Amherst Southwest's invoice number, or that is otherwise accompanied by information identifying it as a payment belonging to Amherst Southwest (an "Amherst Southwest Payment"), Allstar shall turn such Amherst Southwest Payment over to Amherst Southwest. Such Amherst Southwest Payments shall be turned over to Amherst Southwest without representation, warranty, or guaranty by, or recourse against, Allstar.

       (f) In the event that either Party receives a payment from a former customer of Allstar on or after the Closing Date as to which the owner is not clearly indicated on or with the payment (an "Unidentified Payment"), the Party receiving the payment shall, within five (5) Business Days after its receipt, notify the other of the amount of the Unidentified Payment and the customer from which it was received, and the Parties shall exchange pertinent records and otherwise cooperate in good faith to determine the Party to which the Unidentified Payment belongs. If the Parties are unable to resolve ownership of the Unidentified Payment from their records, the Party who received the payment shall promptly contact the customer from whom the payment was received to obtain instructions as to which invoice(s) the customer intended its payment to be applied, and the instructions of the customer shall be binding on the Parties.

       (g) Each Allstar Payment and each Amherst Southwest Payment shall be paid over by the Party to which it belongs within five (5) Business Days after receipt. Each Unidentified Payment shall be paid to the Party to which it belongs within five (5) Business Days after ownership of the payment is resolved. All payments belonging to another Party but not timely paid over to the proper Party shall bear interest from and after the next Business Day after the payment was due until paid at the rate of 15% per annum.

3.4    Post-Closing Inventory Matters.

       (a) Fulfillment of Amherst Southwest Orders. Prior to the shipment of each order shipped after the Effective Time by Amherst Southwest, without regard to whether such order was received before or after the Effective Time (each an "Amherst Southwest Order"), Amherst Southwest shall communicate such order to Allstar via a mutually agreed upon method, and shall indicate in such communication the Fulfillment Price for each of the goods needed to fill the Amherst Southwest Order. If Allstar has any of the goods specified in the communication in its Retained Inventory, and is willing to sell such goods to Amherst Southwest, then Allstar shall so notify Amherst Southwest within thirty (30) minutes if the order is communicated before 7:30 p.m. Central Time on a Business Day, or otherwise by 9:00 a.m. Central Time on the next Business Day, and Amherst Southwest shall purchase, and Allstar shall sell to Amherst Southwest, such goods at the Fulfillment Price. Payment for such purchases shall be made in full within 30 days after the invoice date. If, and to the extent that, Amherst Southwest is unable to obtain the specified goods from Allstar as described in this Section, or if Allstar fails to notify Amherst Southwest within the time periods set forth in this Section, Amherst Southwest may fulfill the Amherst Southwest Order from its own inventory or from such other source as Amherst Southwest may determine. Amherst Southwest's obligations under this Section 3.4(a) shall expire six
            (6) months after the Closing Date.

       (b) Fulfillment of Retained Customer Contracts. Despite anything in this Agreement to the contrary, Allstar shall be entitled to fulfill after the Closing Date each Retained Customer Contract. Allstar shall first satisfy a Retained Customer Contract from its Retained Inventory. If, and to the extent that, Allstar does not have sufficient quantities or types of Retained Inventory on hand to fulfill a Retained Customer Contract, then Allstar shall, prior to filling the order from any other source, communicate such order to Amherst Southwest by a mutually agreed upon method, and shall indicate in such communication the Fulfillment Price for each of the goods needed to fill the Retained Customer Contract. If Amherst Southwest has any of the goods specified in the communication in its inventory, and is willing to sell such goods to Allstar at the Fulfillment Price, then Amherst Southwest shall so notify Allstar within thirty (30) minutes if the order is communicated before 7:30 p.m. Central Time on a Business Day, or otherwise by 9:00 a.m. Central Time on the next Business Day, and Allstar shall purchase and Amherst Southwest shall sell the goods at the Fulfillment Price. Payment for such purchases shall be made in full within 30 days after the invoice date. If, and to the extent that, Allstar is unable to obtain goods to fulfill Retained Customer Contracts from its Retained Inventory or from Amherst Southwest as described in this Section, or if Amherst Southwest fails to notify Allstar within the time periods set forth in this Section, Allstar may fulfill the Retained Customer Contracts from any other source as Allstar may determine.

       (c)  Defective Goods, Shortages, Returns and Cancellations.

            (1) Defective Goods and Shortages. Amherst Southwest shall have the right and obligation to satisfy delivery requirements with respect to defective goods and shortages of goods delivered with respect to all Acquired Customer Contracts and, likewise, Allstar shall have the right and obligation to satisfy delivery requirements with respect to defective goods and shortages of goods delivered with respect to all Retained Customer Contracts. Redeliveries to replace defective goods and shipments of goods shorted from earlier shipments shall be made in accordance with Section 3.4(a) and 3.4(b), as applicable.

            (2) Returns. Goods returned by customers after the Closing Date with respect to Acquired Customer Contracts and Amherst Southwest Orders fulfilled out of Allstar's Retained Inventory shall be handled by Amherst Southwest. Allstar shall within two
                 (2) Business Days after notice by Amherst Southwest of a return of defective goods, credit Amherst Southwest for the amount paid by Amherst Southwest on any returned defective goods that were purchased by Amherst Southwest out of Allstar's Retained Inventory, other than returns arising under Acquired Customer Contracts, which returns shall be the sole responsibility of Amherst Southwest. Goods returned to Allstar and goods returned to Amherst Southwest that were purchased out of Allstar's Retained Inventory (other than returns arising under Acquired Customer Contracts) shall be considered Retained Inventory for all purposes. If any Party receives delivery of returned goods which are to be handled by another Party under this Agreement, the receiving Party shall within five (5) Business Days after such receipt so notify the other Party and redeliver the goods to the proper recipient at the cost and expense of the Party to which the goods should be properly returned.

            (3) Cancellations. Cancellations of customer orders for goods to be fulfilled by Amherst Southwest from Allocated Inventory shall be handled by Amherst Southwest, at its sole cost and expense.

            (4) Segregation of Retained Inventory. Amherst Southwest and Allstar acknowledge and agree that inventory of both Amherst Southwest and Allstar shall be stored in the same Dallas, Texas warehouse which is the subject of one of the Assumed Leases. For a period of six months after the Closing Date, Amherst Southwest shall sublease to Allstar, at a monthly rental based upon the cost of the square footage used, and pursuant to a sublease agreement mutually acceptable to the Parties and the landlord, a portion of such warehouse for the storage of all Retained Inventory. Such subleased space shall be separated by means of a chain-link fence erected by and at the expense of Allstar. Allstar shall have unlimited access to such subleased space and Retained Inventory during Amherst Southwest's normal business hours and may station employees of Allstar in such subleased space.

       (d) Verification. During the six (6) month period following the Closing Date, Amherst Southwest shall provide to Allstar for each Business Day, by 9:00 a.m. Central Time on the following Business Day, a copy of a Daily Purchasing Report for the purpose of enabling Allstar to verify Amherst Southwest's compliance with its obligations under this Section. Any such information received shall be considered confidential and subject to Section 8.4. In the event that Allstar believes that Amherst Southwest is not in compliance with its obligations under this Section, Allstar must give Amherst Southwest written notice thereof on the Business Day immediately following the Business Day on which such Daily Purchasing Report was received by Allstar. Failure to give such timely notice shall constitute a waiver by Allstar of Amherst Southwest's noncompliance with its obligations under this Section with respect to the Daily Purchasing Report in question. In the event of such notice, the Parties shall cooperate in good faith to resolve the dispute. If such dispute is not mutually resolved within 30 days after the date of written notice of the dispute to Amherst Southwest, either party may submit the dispute for resolution in accordance with Section 11.13 of this Agreement.

       (e) Disposition of Retained Inventory. Notwithstanding anything to the contrary in this Agreement, at any time and from time to time after the Closing Date, Allstar may dispose of any of the Retained Inventory through warehouse sales, bulk disposition, returns to vendors, public advertisement, retail sales or sales to resellers, or by any other means, all in addition to the sales transactions contemplated by this Agreement; provided, however, that Allstar shall not sell Retained Inventory to those Persons who were customers of the CP Division or El Paso IT Business prior to the Effective Time.


                                   ARTICLE IV

                    Representations and Warranties of Allstar

       Allstar represents and warrants to Amherst Southwest that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule").

4.1 Organization of Allstar. On the date hereof Allstar is, and on the Closing Date Allstar will be: (a) a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; and (b) duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the ownership, use and operation of the CP Division, the El Paso IT Business and the Acquired Assets would make such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

4.2 Authorization of Transaction. Allstar has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject only on the date hereof (but not on the Closing Date) to the approval of Allstar's Stockholders of the execution, delivery and performance of this Agreement by Allstar. Without limiting the generality of the foregoing, the board of directors of Allstar has, and as of the Closing Date Allstar's Stockholders holding a majority of outstanding Allstar Shares have, duly authorized the execution, delivery and performance of this Agreement by Allstar. This Agreement constitutes the valid and legally binding obligation of Allstar, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity, and except that Allstar makes no representation or warranty with respect to the enforceability against Allstar and its Affiliates of
       Section 8.2(a) to the extent it purports to restrict activities outside of the states of Texas, New Mexico, Oklahoma, Louisiana, Arkansas, Florida and California.

4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including, without limitation, the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Allstar is subject, the violation of which would have a Material Adverse Effect, or any provision of the charter or bylaws of Allstar or
       (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or, except for required by third party consents and approvals, require any notice under, any agreement, contract, lease, license, instrument, or other arrangement constituting or relating to an Acquired Asset to which Allstar is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets), except where said failure to give notice, file or obtain authorization, consent or approval could not have a Material Adverse Effect. Except for filings and approvals required by the Securities Exchange Act and Hart-Scott-Rodino Act, Allstar does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement and to convey title to the Acquired Assets to Amherst Southwest free and clear of all Encumbrances.

4.4 Majority Status. James H. Long owns legally and beneficially a majority of the issued and outstanding shares of Allstar having voting rights (the "Majority Shares"), and has all rights to vote such Majority Shares, free of any proxies and other agreements or arrangements with respect to the ownership or voting of the Majority Shares, except for that certain Voting and Support Agreement dated as of the date hereof between James H. Long and Amherst Southwest pursuant to which Mr. Long has agreed, among other things, to vote his Majority Shares in favor of the transactions contemplated by this Agreement, subject to the terms and conditions set forth therein.

4.5 Brokers' Fees. Allstar has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Amherst Southwest could become liable or obligated. Other than the fee payable by Allstar to Richard Darrell, which fee shall remain Allstar's Liability, Allstar has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Allstar acknowledges that Richard Darrell, a member of Allstar's Board of Directors, has also acted as broker for Amherst
       Southwest in connection with the transactions contemplated by this Agreement and that Amherst Southwest has agreed to pay a fee to Mr. Darrell. Allstar has complied with Section 144 of the Delaware General Corporate Law and any applicable provisions of Allstar's governing corporate documents, and the transactions contemplated hereby are not void or voidable by reason of such relationships and fee.

4.6 Title to and Condition of Acquired Assets. Allstar has, and, subject to the receipt of any required third party consents and approvals to the assignment thereof to Amherst Southwest, on the Closing Date will transfer and assign to Amherst Southwest, good and marketable title to the Acquired Assets owned by Allstar and good and valid leasehold interests in the Acquired Assets leased by Allstar, free and clear of all Encumbrances. Each of the Tangible Assets is in good and operating condition, reasonable wear and tear excepted.

4.7 Inventory. All Allocated Inventory and Customer Inventory consists of products which are currently available for shipping in the computer distribution channel, are not discontinued or announced as discontinued (other than end-of-life products held at the request of and for sale to existing customers of Allstar), are salable to the customer to whom such products were allocated or for whom such products are held in the ordinary course of business, and, when sold by Amherst Southwest or Allstar to the initial customer, will carry the full extent of any applicable manufacturer's warranties. Schedule 4.7(a) sets forth all items of Allocated Inventory as of September 30, 1999; Schedule 4.7(b) sets forth all items of Allocated Inventory as of December 31, 1999;
       Schedule 4.7(c) sets forth all items of Customer Inventory as of September 30, 1999; and Schedule 4.7(d) sets forth all items of Customer Inventory as of December 31, 1999 (the foregoing schedules are collectively referred to as "Schedule 4.7"). Schedule 4.7 sets forth Allstar's Cost with respect to each item listed thereon. All information included in Schedules 2.6(a), 2.6(b), 2.7 and 4.7 shall be true and correct in all material respects, except that Allstar makes no representation and warranty as to the quantity of items on Schedules 2.6(a) and 2.6(b), except to the extent that Amherst Southwest has paid for such quantity of items at the Closing in the Inventory Purchase Price.

4.8 MIS Software; Server; Daily Purchasing Reports. The MIS Software contained on the Server delivered to Amherst Southwest at the Closing, on a "plug-and-play" basis without modification or customization, will be fully able to generate daily purchasing reports ("Daily Purchasing Reports") containing the information with respect to purchasing and sales listed on Schedule 4.8. The Server, when delivered to Amherst Southwest pursuant to this Agreement, will be fully functional and in good operating condition, and will contain fully functional copies of the MIS Software and all other compiled software used by the CP Division and El Paso IT Business, plus all Customer and Sales Records and Supplier and Purchasing Records maintained by Allstar on its computer system.

4.9 Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (a) pro forma income statement as of and for the fiscal years ended December 31, 1997 and December 31, 1998 of the CP Division; (b) separate, unconsolidated pro forma income statements and balance sheets as of and for the 9 months ended September 30, 1999 of the CP Division and the El Paso IT Business; (c) audited consolidated statements of income and cash flow and balance sheets for the fiscal years ended December 31, 1997 and 1998 of Allstar; and (d) consolidated statements of income and cash flow and balance sheets for the 9 months ended September 30, 1999 of Allstar. The Financial Statements (including any notes thereto) present fairly the financial condition of Allstar, the CP Division or the El Paso IT
       Business, as the case may be, as of such dates and the results of operations of Allstar, the CP Division or the El Paso IT Business, as the case may be, for such periods, all in conformity with GAAP, except as otherwise set forth in the notes thereto and provided, however, that the Financial Statements set forth in (a), (b) and (d) above lack footnotes, schedules and other presentation items and are subject to normal year-end and other adjustments. The Financial Statements are correct and complete in all material respects, and are consistent with the books and records of Allstar (which books and records are correct and complete in all material respects).

4.10 Events Subsequent to December 31, 1998. Except as set forth on the Disclosure Schedule, since December 31, 1998, (a) there has not been any material adverse change in the business, operations, or future prospects of the CP Division, the El Paso IT Business and the Acquired Assets, taken as a whole (provided, however, that the failure to enter into the SBC Agreement shall not be deemed to be a material adverse change), and
       (b) there has not been any material adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the CP Division, the El Paso IT Business and the Acquired Assets, except as contemplated by this Agreement.

4.11 Undisclosed Liabilities. Since the date of the most recent balance sheet for the CP Division, the El Paso IT Business or Allstar, as applicable, included in the Financial Statements, Allstar has not incurred any Liabilities relating to the CP Division, the El Paso IT Business or the Acquired Assets that remain unpaid and which would have been required to be reflected in such most recent balance sheet had such liabilities been in existence on the date of such most recent balance sheet, other than
       (a) Liabilities incurred in the Ordinary Course of Business since the date of such most recent balance sheet, or that individually or in the aggregate would not have a Material Adverse Effect, (b) broker's fees payable to Richard Darrell as contemplated by Section 4.5, or (c) costs and expenses incurred in connection with the transactions contemplated by this Agreement, which costs and expenses shall remain the obligations of Allstar.

4.12 Contracts. Schedule 4.12 lists the following contracts and other agreements to which Allstar is a party and that are included in the Acquired Assets (subject only to the receipt of all necessary consents to the assignment of such contracts and agreements to Amherst Southwest):

       (a) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person providing for lease payments, other than the Assumed Leases and Capital Leases;

       (b) all Customer Contracts as of the date of this Agreement (the Parties acknowledge that purchase orders included on Schedule 4.12 are subject to change in the Ordinary Course of Business);

       (c)  any  agreement  (or group of related  agreements)  not  included  in
            Schedule 4.12 pursuant to Section 4.12(b) or in other Schedules delivered pursuant to this Agreement for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

       (d)  any agreement concerning a partnership or joint venture;

       (e) any agreement or group of related agreements, other than Capital Leases, under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed an Encumbrance on any of the Acquired Assets, tangible or intangible;

       (f) any agreement concerning confidentiality or non-competition with respect to the business of the CP Division;

       (g)  any  agreement  under  which  the   consequences  of  a  default  or
            termination could have a Material Adverse Effect.

Allstar has delivered to Amherst Southwest a correct and complete copy of each written agreement required to be listed in the Disclosure Schedule (as amended to date) pursuant to Section 4.12 and a written summary setting forth the terms and conditions of each oral agreement referred to in the Disclosure Schedule. With respect to each such agreement and each Supplier Contract, Capital Lease and Assumed Lease: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, subject to the receipt of all necessary consents to the assignment of such agreements to Amherst Southwest) and, with respect to enforcement, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, (C) Allstar is not in breach or default, and to Allstar's knowledge, no other party is in breach or default, under the agreement, and, to Allstar's knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) Allstar has not repudiated, and to Allstar's knowledge, no other party has repudiated, any provision of the agreement.

4.13 Certain Business Relationships With Allstar. None of Allstar's officers, directors or stockholders owning more than 5% of the outstanding Allstar Shares or their Affiliates has been involved in any business arrangement or relationship with Allstar relating to its CP Division or El Paso IT
       Business within the past 12 months. Neither Allstar nor any of its Affiliates is a party to any contract or agreement with Mintech or its Affiliates other than the Mintech Agreements.

4.14 No SBC Bonus Arrangements. Allstar does not now have or contribute to, and will not create or contribute to, any program or arrangement for the payment of bonuses on sales to SBC.

4.15 Disclosure; Disclaimer of Other Representations and Warranties. The representations and warranties contained in this Article V do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading when taken in the context of other Schedules and documents required to be delivered by Allstar pursuant to this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, ALLSTAR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                    ARTICLE V

         Representations and Warranties of Amherst Southwest and AmTech.

       Amherst Southwest represents and warrants to Allstar that the statements contained in Sections 5.1 through 5.6 of this Article V, and AmTech represents and warrants to Allstar that the statements contained in Sections 5.7 through
5.12 of this Article V, are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Disclosure Schedule.

5.1 Organization of Amherst Southwest. Amherst Southwest is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Texas. AmTech is the 99% limited partner of Amherst Southwest, and ACP Sales SE, LLC is the 1% general partner of Amherst Southwest. At the Closing, Amherst Southwest will have a valid Texas Sales and Use Tax Resale Certificate and a Texas Sales and Use Tax Permit, true and correct copies of which will be delivered to Allstar at Closing. Amherst Southwest is a newly formed limited partnership, and has not conducted any business, incurred any liabilities or acquired any assets other than in connection with the transactions contemplated by this Agreement.

5.2 Authorization of Transaction. Amherst Southwest has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Amherst Southwest, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Amherst Southwest is subject, the violation of which would have a material adverse effect on the operations, results of operations or condition (financial or otherwise) of Amherst Southwest (an "Amherst Material Adverse Effect"), or any provision of its certificate of limited partnership or agreement of limited partnership or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Amherst Southwest is a party or by which it is bound or to which any of its assets is subject. Except for filings and approvals required by the Hart-Scott-Rodino Act, Amherst Southwest does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

5.4 Brokers' Fees. Except and to extent set forth in Section 4.5 above, Amherst Southwest has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Allstar could become liable or obligated.

5.5 Financing Commitment. AmTech has delivered to Allstar a true and correct copy of a letter from IBM Credit Corp. (the "Lender") to Allstar, pursuant to which Lender has advised Allstar that AmTech has acquisition financing available under its credit facility with Lender sufficient to finance the Purchase Price for the Acquired Assets, subject to the terms and conditions of such credit facility (the "Financing Letter"). Since the date of such Financing Letter, no event or condition has occurred, or has failed to occur, that could reasonably be expected to have a material adverse effect on Amherst Southwest's or AmTech's ability to finance the Purchase Price as set forth in the Financing Letter.

5.6 Amherst Southwest Information. All information and data provided by Amherst Southwest for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or admit to state a material fact necessary in order to make the statements contained therein not misleading.

5.7 Organization of AmTech. AmTech is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Nevada.

5.8 Authorization of Transaction. AmTech has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of AmTech, enforceable in accordance with its terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

5.9 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmTech is subject, the violation of which would have a material adverse effect on the operations, results of operations or condition (financial or otherwise) of AmTech, or any provision of its articles of organization, agreement of limited liability company and other organizational documents, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AmTech is a party or by which it is bound or to which any of its assets is subject. Except for filings and approvals required by the Hart-Scott-Rodino Act, AmTech does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.10 Brokers' Fees. Except and to the extent set forth in Section 4.5 above, AmTech has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Allstar could become liable or obligated.

5.11 AmTech Financial Statements. AmTech has provided Allstar with true and correct copies of the following financial statements of AmTech (collectively the "AmTech Financial Statements"): (a) balance sheet and income statement as of and for the fiscal year ended December 31, 1998; and (b) balance sheet and income statement as of and for the nine months ended September 30, 1999. The AmTech Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as noted therein, present fairly the financial condition of AmTech as of such dates and the results of operations of AmTech for such periods, are correct and complete, and are consistent with the books and records of AmTech (which books and records are correct and complete in all material respects); provided, however, that the AmTech Financial Statements as of, and for the period ended September 30, 1999 lack footnotes, schedules and other presentation items and are subject to normal year-end and other adjustments.

5.12 AmTech Information. All information and data provided by AmTech for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or admit to state a material fact necessary in order to make the statements contained therein no misleading.

                                   ARTICLE VI

                             Pre-Closing Covenants.

       The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

6.1 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

6.2 Notices and Consents. Allstar will give any notices to third parties, and Allstar will use its commercially reasonable efforts to obtain any third party consents, that Amherst Southwest reasonably may request in connection with the transactions contemplated by this Agreement; provided that, with respect to the Acquired Customer Contracts, Allstar shall only be required to take such actions with respect to the customers listed on
       Schedule 7.1(h). Without limiting the generality of the foregoing, the Parties shall cooperate in good faith using commercially reasonable efforts to obtain the consent of SBC to the performance by Amherst Southwest of the obligations of Allstar under the SBC Agreement. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Governmental Approvals that the other Party reasonably may request in connection with the transactions contemplated by this Agreement.

6.3 Compliance with Securities Laws; Stockholder Approval. As promptly as practicable after the execution of this Agreement, Allstar shall prepare and file with the SEC a proxy statement (the "Proxy Statement") to solicit the proxies of the stockholders of Allstar with respect to the transactions contemplated by this Agreement. Allstar shall use its commercially reasonable efforts to cause such Proxy Statement to be cleared by the SEC for mailing to the Allstar Stockholders as promptly as practicable, shall mail such Proxy Statement and related proxy solicitation materials to the Allstar Stockholders as promptly as practicable thereafter, and shall as promptly as practicable hold a special meeting of the Allstar Stockholders to act upon resolutions approving the transactions contemplated by this Agreement. The Proxy Statement and related proxy solicitation materials shall include the recommendation of Allstar's board of directors in favor of approval of this Agreement and the transactions contemplated hereby, unless Allstar's board of directors has approved an Acquisition Proposal other than Amherst Southwest's under the circumstances and subject to the limitations contained in Section 6.9 below. Amherst Southwest and AmTech shall promptly provide to Allstar and its counsel such information concerning Amherst Southwest or AmTech as applicable and their respective Affiliates as is required in the determination of counsel for Amherst Southwest to be included in the Proxy Statement under the Securities Exchange Act and the rules and regulations promulgated thereunder; provided, however, that Allstar shall not be required to file a Proxy Statement which, in the determination of counsel to Allstar, omits to include information believed in good faith by counsel to Allstar to be required in the Proxy Statement under the Securities Exchange Act and the rules and regulations promulgated thereunder. Allstar shall concurrently with their preparation and/or receipt provide Amherst Southwest with complete copies of each draft of the Proxy Statement and related proxy materials and all other filings and communications with and from the SEC in connection therewith.

6.4 Operation of Business. With respect to the operation of the CP Division and the El Paso IT Business, Allstar will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of the CP Division or the El Paso IT Business. Without limiting the generality of the foregoing, Allstar will not sell, transfer or otherwise dispose of, or agree to sell, transfer, or otherwise dispose of, any of the Acquired Assets, other than in the Ordinary Course of Business, or subject any of the Acquired Assets to any Encumbrance.

6.5 Preservation of Business. Allstar will keep its CP Division and El Paso IT Business substantially intact, including its present operations, physical facilities and working conditions, and will use reasonable commercial efforts to keep its relationships with lessors, licensors, suppliers, customers, and employees substantially intact.

6.6 Access. Allstar will permit representatives of Amherst Southwest to have full access at all reasonable times, upon reasonable prior notice to Allstar, and in a manner so as not to interfere with the normal business operations of Allstar, to all premises, properties, books, records (including tax records), contracts, and documents of or pertaining to the CP Division, the El Paso IT Business, the Acquired Assets and Assumed Liabilities. Any such Amherst Southwest representatives shall be escorted at all times by an Allstar representative specified by the Chief Executive Officer of Allstar.

6.7 Training of Personnel; Access to Server. Beginning two weeks before the estimated Closing Date:

       (a) Allstar will allow Amherst Southwest reasonable access to the sales management and sales representatives of the CP Division and El Paso IT Business who are listed on Schedule 3.2(a) for training sessions with Amherst Southwest. A representative of Allstar designated by the Chief Executive Officer of Allstar shall be present at all times for such training sessions. All training sessions will be scheduled so as to cause minimal disruption to the business of the CP Division and the El Paso IT Business. Except in and for the purposes of such training sessions, without the prior consent of the Chief Executive Officer, neither Amherst Southwest nor its Affiliates shall make any contact with any employees of Allstar other than James H. Long, Donald R. Chadwick and Frank Cano, and Amherst Southwest shall promptly report to Allstar any contact with Ron Dupler or Gerald Birin initiated by any such employee of Allstar and the substance of the contact in reasonable detail; and

       (b) Allstar will provide Amherst Southwest with access to the MIS Software and the Server hosting the MIS Software for purposes of verifying the functionality of the MIS Software and the Server and facilitating Amherst Southwest's transitional use of the MIS Software after the Closing pursuant to Section 3.1.

6.8 Exclusivity. From the date of this Agreement through the Closing Date, Allstar will not, and will cause its directors, officers, stockholders, accountants, financial advisors, attorneys and agents not to: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Allstar or the CP Division or El Paso IT Business (including any acquisition structured as a merger, consolidation, or share exchange, but excluding from the prohibitions of this subsection (a) any sale or other disposition of the assets of Allstar's Telecom Division); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Allstar will notify Amherst Southwest in writing on the next Business Day if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Allstar or its board of directors from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal to acquire the Acquired Assets or all or substantially all of the capital stock or assets of Allstar, whether by means of merger, consolidation or other business combination (an "Acquisition Proposal"), by such person or entity or recommending an Acquisition Proposal to the stockholders of Allstar if, and only to the extent that, the board of directors of Allstar believes in good faith that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Allstar's stockholders from a financial point of view than the transactions contemplated under this Agreement and the board of directors of Allstar determines in good faith that such action is necessary for the board of directors to comply with its fiduciary duties to stockholders under applicable law. Allstar shall immediately notify Amherst Southwest in writing of the receipt of any Acquisition Proposal, and shall immediately provide Amherst Southwest with copies of all documents, correspondence and written information constituting and/or relating to such Acquisition Proposal, except for such documents, correspondence and written information (i) relating solely to the business of the person or entity making such Acquisition Proposal, and (ii) which Allstar shall be prohibited from disclosing to Amherst Southwest pursuant to the terms of a written confidentiality agreement entered into in good faith by Allstar and such person or entity.

6.9 Updating Information. Prior to the Closing Date, if Allstar, Amherst Southwest or AmTech discovers that any representation or warranty made by it in this Agreement or in any Schedule was false or misleading in any material respect when made, or that any event has occurred such that any such representation, warranty or Schedule would, if made or delivered as of the time of the occurrence of such event, or after giving effect thereto, be incomplete or incorrect in any material respect, such party shall notify the other party in reasonable detail of the facts with respect thereto. If the subject matter of any such notification would have a Material Adverse Effect, or would materially and adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement, or would result in a material breach of any representation, warranty or covenant of the notifying party contained in this Agreement, the receipt of such notification shall give Amherst Southwest or Allstar, as applicable, the right to terminate this
       Agreement pursuant to Section 9.1(b)(4) or Section 9.1(c)(4), as applicable.

6.10 1999 Financial Statements. On or before March 31, 2000, Allstar shall deliver to Amherst Southwest audited consolidated statements of income and cash flow and balance sheets for the fiscal year ended December 31, 1999, of Allstar, prepared in accordance with GAAP and that present fairly the financial condition of Allstar as of such date and the results of operations of Allstar for such period, except as otherwise set forth in the notes thereto. Such financial statements shall be correct and complete in all material respects, and consistent with the books and records of Allstar (which books and records shall be correct and complete in all material respects). Within five (5) Business Days after delivery to Amherst Southwest of such financial statements, Amherst Southwest may terminate this Agreement if such financial statements indicate a Material Adverse Effect (other than as a result of any matter disclosed on the Disclosure Schedule to Section 4.10) has occurred when compared to the audited consolidated statements of income and cash flow and balance sheets for the fiscal year ended December 31, 1998 of Allstar included in the Financial Statements.

                                   ARTICLE VII

                       Conditions to Obligation to Close.

7.1 Conditions to Obligation of Amherst Southwest. The obligation of Amherst Southwest to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (a) Amherst Southwest shall have received confirmations reasonably satisfactory to it that all of the employees identified on Schedule 3.2(a) as "Key Employees" (including Frank Cano) and at least 90% of the employees identified on Schedule 3.2(a) as "Other Employees" will become employed by Amherst Southwest from and after the Closing Date;

       (b) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

       (c) Allstar shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (3) affect adversely the right of Amherst Southwest to acquire or own any material portion of the Acquired Assets, or (4) result in the imposition on or against Amherst Southwest of any material Damages;

       (e) Allstar shall have delivered a certificate to the effect that each of the conditions specified in Sections 7.1(b), (c) and (d) has been satisfied in all respects;

       (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals and Governmental Approvals necessary to consummate the transactions contemplated hereby (except those relating to Acquired Customer Contracts and Supplier Contracts, which are covered by Sections 7.1(g) and (h));

       (g) all other third party consents and Governmental Approvals for the assignment of the Supplier Contracts to Amherst Southwest shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect;

       (h) all other third party consents and Governmental Approvals for the assignment to Amherst Southwest of those Acquired Customer Contracts relating to the top ten (10) customers of the CP Division based on 1999 invoiced revenue, as reflected on Schedule 7.1(h), and except as provided in Section 2.13(e), shall have been obtained;

       (i) each lessor shall have consented to the assumption by or sublease to Amherst Southwest of the applicable Assumed Lease, and Amherst
            Southwest, Allstar and such lessor, as applicable, shall have entered into an assignment or sublease agreement in form and substance reasonably satisfactory to such parties with respect to each Assumed Lease;

       (j) James H. Long shall have executed and delivered to Amherst Southwest a Consulting and Non-Competition Agreement substantially in the form attached hereto as Exhibit D;

       (k) Amherst Southwest shall have received from counsel to Allstar an opinion substantially in form and substance as set forth in Exhibit E attached hereto, addressed to Amherst Southwest, and dated as of the Closing Date;

       (l) Allstar and the Escrow Agent shall have executed and delivered the Escrow Agreement;

       (m) Allstar shall have executed and delivered the Assignment, Bill of Sale and Assumption Agreement;

       (n) Allstar shall have executed and delivered to Amherst Southwest the purchase price allocation letter referred to in Section 2.12;

       (o) Allstar shall have caused to be completed and delivered to Amherst Southwest a customer satisfaction survey of the customers of the CP Division, conducted at the expense of Amherst Southwest by an independent market research firm reasonably acceptable to Amherst Southwest;

       (p) Mintech shall have entered into contracts with Amherst Southwest with substantially similar terms and provisions as the Mintech Agreements; and

       (q) all actions to be taken by Allstar in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Amherst Southwest.

Amherst Southwest may waive any condition specified in this Section 7.1; provided such waiver is in writing.

7.2 Conditions to Obligation of Allstar. The obligation of Allstar to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (a) the representations and warranties set forth in Article V above shall be true and correct in all material respects at and as of the Closing Date;

       (b) Amherst Southwest shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (3) result in the imposition on or against Allstar of any material Damages;

       (d) Amherst Southwest shall have delivered to Allstar a certificate to the effect that each of the conditions specified above in Sections 7.2(a)-(c) is satisfied in all respects;

       (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals and Governmental Approvals necessary to consummate the transactions contemplated hereby (except those relating to Supplier Contracts and Acquired Customer Contracts, which are covered by Sections 7.2(g) and (h));

       (f) each lessor shall have consented to the assumption by or sublease to Amherst Southwest of the applicable Assumed Lease, and Amherst
            Southwest, Allstar and such lessor, as applicable, shall have entered into an assignment or sublease agreement in form and substance reasonably satisfactory to such parties with respect to each Assumed Lease;

       (g) all third party consents and Governmental Approvals for the assignment of the Supplier Contracts to Amherst Southwest shall have been obtained, except where the failure to obtain such consent would not have a Material Adverse Effect;

       (h) all other third party consents and Governmental Approvals for the assignment to Amherst Southwest of those Acquired Customer Contracts relating to the top ten (10) customers of the CP Division based on 1999 invoiced revenue, as reflected on Schedule 7.1(h) and except as provided in Section 2.13(e), shall have been obtained;

       (i) Amherst Southwest and the Escrow Agent shall have executed and delivered the Escrow Agreement;

       (j) Amherst Southwest shall have executed and delivered the Assignment, Bill of Sale and Assumption Agreement;

       (k) Allstar shall have received from counsel to Amherst Southwest an opinion substantially in form and substance as set forth in Exhibit F attached hereto, addressed to Allstar and dated as of the Closing Date;

       (l) Amherst Southwest shall have obtained and provided to Allstar true and correct copies of a valid Texas Sales and Use Tax Certificate and a Texas Sales and Use Tax Permit;

       (m) Amherst Southwest shall have executed and tendered to Allstar the purchase price allocation letter contemplated by Section 2.12; and

       (n) all actions to be taken by Amherst Southwest in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Allstar.

Allstar may waive any condition specified in this Section 7.2; provided such waiver is in writing.

                                  ARTICLE VIII

                             Post-Closing Covenants.

8.1 Transitional Use of Name. Effective as of the Closing Date, Allstar hereby grants to Amherst Southwest the limited, royalty-free right and license to use the trade name "Allstar Computer," but only in connection with Amherst Southwest's continuation of the business of the CP Division and El Paso IT Business, for a period of six (6) months after the Closing Date. Amherst Southwest agrees that neither Amherst Southwest nor its Affiliates shall use the name "Allstar Systems" or any other name incorporating the name "Allstar" or "All Star," unless agreed to in writing by Allstar. Following the expiration of said six (6) month period, such license shall terminate automatically, and Amherst Southwest shall have no further right to use the trade names "Allstar Computer," "Allstar," or "All Star" or any derivations thereof or names substantially similar thereto.

8.2 Covenant Not to Compete; Non-Solicitation. As an inducement for Amherst Southwest to enter into this Agreement, Allstar agrees that from and after the Closing and continuing for three (3) years from the Closing Date, neither Allstar nor any Affiliate of Allstar, shall do any one or more of the following, directly or indirectly, including through its officers or directors:

       (a) engage or participate, anywhere in North America, as an owner, member, stockholder, officer, director, partner, employee, consultant or otherwise in a Prohibited Business; provided, however, that this Section shall not prohibit any such person from owning up to 5% of any class of securities registered under the Securities Exchange Act;

       (b) solicit any Person that is or was a customer of the CP Division for or on behalf of any Prohibited Business, or solicit any Person that is or was a customer of the El Paso IT Business for any IT Services to be provided in the El Paso Business Area;

       (c) induce or attempt to induce any employee of Amherst Southwest or its Affiliates to leave the employ of Amherst Southwest or its Affiliates, or in any way interfere with the relationship between Amherst Southwest or its Affiliates and any employee, vendor, supplier or other business relation of Amherst Southwest; or

       (d)  employ Frank Cano in any capacity.

In the event of any breach of this Section 8.2, the time period of the breached covenant shall be extended for the period of such breach. Allstar recognizes that the territorial, time and scope limitations set forth in this Section 8.2 are included herein for the protection of Amherst Southwest and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court or other tribunal of competent jurisdiction, Amherst Southwest and Allstar agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said tribunal shall deem reasonable under the circumstances. Allstar shall not contest as unreasonable or unenforceable the territorial coverage, duration or scope of this Section 8.2 in any suit, action or other proceeding before a court, arbitrator or other tribunal or governmental authority.

8.3 Non-Solicitation by Amherst Southwest and AmTech. As an inducement for Allstar to enter into this Agreement, each of Amherst Southwest and AmTech agrees that from and after the Closing and continuing for the lesser of (a) three (3) years from the Closing Date, or (b) the date on which Allstar and its Affiliates cease to provide IT Services due to a cessation of business, other than a cessation due to a sale of its IT Services business to a third party primarily engaged in a Prohibited
       Business (whether such sale is by merger, consolidation, sale of substantially all of the assets of its IT Services business or otherwise), neither Amherst Southwest, AmTech nor any Affiliate of Amherst Southwest or AmTech, nor any officer or director of Amherst Southwest, AmTech or their respective Affiliates ("Prohibited Persons"), shall, directly or indirectly:

            (1) solicit any of the customers of Allstar listed on Schedule 8.3 (which schedule shall be delivered at or prior to the Closing) (the "Key IT Customers") for IT Services; provided, however, that this Section shall not prohibit any Prohibited Person, from (i) providing to SBC or any customer of the El Paso IT Business, or soliciting SBC or any customer of the El Paso IT Business for, IT Services to be provided solely within the El Paso Business Area, (ii) selling computer networking equipment and cabling, and (iii) providing warranty service on any product sold by Amherst Southwest, AmTech or any of their respective Affiliates, even if such warranty service is provided to a Key IT Customer of Allstar; or

            (2) induce or attempt to induce any employee of Allstar or its Affiliates who is not listed on Schedule 3.2(a) to leave the employ of Allstar or its Affiliates or in any way interfere with the relationship between Allstar or any of its Affiliates, on the one hand, and any employee, vendor or customer of Allstar or any of its Affiliates, on the other hand.

In the event of any breach of this Section, the time period of the breached covenant shall be extended for the period of such breach. Each of Amherst Southwest and AmTech recognizes that the territorial, time and scope limitations set forth in this Section are reasonable and are required for the protection of Allstar and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court or other tribunal of competent jurisdiction, Allstar and Amherst Southwest and AmTech agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said tribunal shall deem reasonable under the circumstances.

8.4 Disclosure of Confidential Information. As a further inducement for Amherst Southwest to enter into this Agreement, Allstar agrees that for a period of five (5) years after the Closing Date, Allstar shall, and shall cause its Affiliates to, hold in strictest confidence, and not, without the prior written approval of Amherst Southwest, use or disclose to any person, firm or corporation other than Amherst Southwest (other than as required by law) any information of any kind relating to (a) the Acquired Assets, (b) the AmTech Financial Statements, or (c) the business, financial condition, results of operations or ownership of Amherst Southwest or AmTech (including in each case, without limitation, all such information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery), except that the confidentiality obligations of this Section shall not apply to: (a) such information as was generally available to the public prior to the Closing Date or thereafter becomes available to the public other than as a result of the breach of this Agreement by Allstar; (b) the use or disclosure by Allstar or its Affiliates of information to the extent required to enforce its rights under this Agreement or in connection with the transactions contemplated hereby; or (c) any disclosure of information to the extent disclosure of such information is required by law, including post-closing reporting obligations of Allstar under the Securities

       Exchange Act; provided that Allstar may use information which relates to the Customer and Sales Records and Supplier and Purchasing Records in any manner not related to any Prohibited Business or the provision of IT Services in the El Paso Business Area, and provided further that in no event shall Allstar disclose the AmTech Financial Statements or any financial information of AmTech or Amherst Southwest without the prior written consent of Amherst Southwest, unless (y) such information is required to be disclosed pursuant to a valid order of a court or regulatory agency or other governmental body, in which case Allstar shall immediately provide Amherst Southwest with written notice and a copy of such order so that Amherst Southwest may seek a protective order or other relief prior to such disclosure by Allstar; or (z) Allstar reasonably believes, based upon the advice of its counsel, that disclosure by Allstar of such information to a court or arbitrator is necessary in connection with the enforcement by Allstar of its rights under this Agreement or any document or agreement executed in connection herewith, in which case Allstar shall provide Amherst Southwest with written notice of Allstar's intent to disclose such information to such court or arbitrator so that Amherst Southwest may seek any available assurances of confidentiality from such court or arbitrator. Any breach by Allstar of its obligations contained in the immediately preceding sentence shall be deemed a material breach of this Agreement and shall, if such breach occurs prior to the Closing, entitle Amherst Southwest to terminate this Agreement without opportunity for Allstar to cure, or, if such breach occurs after the Closing, entitle Amherst Southwest to refer such alleged breach to arbitration in accordance in Section 11.13, in each case in addition to seeking such other remedies to which Amherst Southwest may be entitled under this Agreement, at law or in equity. The award of the arbitrator for such breach may include the right of Amherst Southwest to set off any Damages found by such arbitrator to have been suffered by Amherst Southwest as a result of such breach against any amounts payable to Allstar under this Agreement.

8.5 Maintenance and Use of Original Documents. If at any time from the Closing Date through the fifth anniversary of the Closing Date, Amherst Southwest shall require access to or use of any of the originals of Customer and Sales Records, Supplier and Purchasing Records and other original books and records of Allstar relating to the CP Division or the El Paso IT Business, Allstar shall provide such access and use to Amherst Southwest upon reasonable advance notice. Allstar shall not destroy or otherwise dispose of any such original documents prior to the fifth anniversary of the Closing Date without the prior written approval of Amherst Southwest.

8.6 Taxes. Within two (2) Business Days after Allstar's receipt of a bill for Taxes and determination of Taxes payable by it with respect to the Acquired Assets for any period occurring in 2000, which Taxes are payable by Allstar in arrears in 2001, Allstar shall provide to Amherst Southwest a copy of the bill and all other materials and filings with respect to such Taxes, a written report detailing Allstar's calculation of the Taxes due, and all information and supporting documentation concerning such calculations. Within fifteen (15) Business Days of receipt of all such information, Amherst Southwest shall pay to Allstar its pro rata share of such Taxes determined by multiplying the total amount of Taxes paid by Allstar with respect to the Acquired Assets by a fraction, the numerator of which is the number of days elapsed from the Closing Date through December 31, 2000, and the denominator of which is 365. Notwithstanding the foregoing, if the Taxes payable by Amherst Southwest pursuant to the preceding formula with respect to any Tax on the Tangible Assets or Inventory is greater than the Taxes that would be payable for such period by Amherst Southwest if such Taxes were calculated using the Appraised Value of the Tangible Assets as determined in Section 2.7 or the Inventory Purchase Price, as appropriate, then Amherst Southwest shall only be obligated to pay such lesser amount of Taxes to Allstar based upon the lower value of Inventory and Acquired Assets used by the Parties under this Agreement.

8.7 IT Services and Certifications. The Parties agree as follows with respect to IT Services:

       (a) To the extent that Allstar and its Affiliates provide IT Services to customers that are also customers of the CP Division or Amherst
            Southwest post-Closing, such IT Services shall be provided in a commercially reasonable manner consistent with Allstar's past practices.

       (b) For a period of one year after the Closing Date, Allstar will take no action to reduce its IT Services personnel from commercially reasonable levels.

8.8 Employee Loans. After the Closing, Amherst Southwest shall observe all written wage assignments delivered to Amherst Southwest and signed by Transferred Employees instructing Amherst Southwest to withhold from such employees and pay over to Allstar amounts previously advanced by Allstar to such employees. Allstar shall indemnify and hold harmless Amherst Southwest, its Affiliates and their respective directors, officers, employees and agents, from and against all Damages any of them may incur arising out of or relating to the observance of such wage assignments or the performance by Amherst Southwest of its obligations contained in this Section.

8.9 Mintech Business. On and after the Effective Time, Allstar shall cease selling computer hardware and software to Mintech and shall not make any additional loans or advances to Mintech pursuant to the Mintech Agreements or otherwise. The Parties agree that during a period of 120 days after the Closing Date, as between the Parties: (a) Allstar shall continue for such period to be a first position secured party with respect to the obligations of Mintech arising prior to the Effective Time under the Mintech Agreements, and (b) Amherst Southwest shall be for such period a junior secured party with respect to the obligations of Mintech to Amherst Southwest arising after the Effective Time. Upon termination of such 120 day period: (x) Allstar shall execute and deliver to Amherst Southwest such assignment documents and instruments as Amherst Southwest reasonably may request in order to assign to Amherst Southwest all first position Encumbrances in favor of Allstar under the Mintech Agreements, and (y) Amherst Southwest shall execute and deliver to Allstar such assignment documents as Allstar reasonably may request in order to assign to Allstar all junior Encumbrances in favor of Amherst Southwest with respect to the obligations of Mintech to Amherst Southwest.

8.10 Intangible Asset License. Effective as of the Closing Date, Allstar hereby grants to Amherst Southwest a limited, royalty free and irrevocable right and license to use, solely in the El Paso Business Area, the intangible assets consisting of the business ideas and information, know-how, copyrights and advertising and marketing concepts used by the El Paso IT Business in connection with the sale of computer hardware, software and related products in the El Paso Business Area.

                                   ARTICLE IX

                                  Termination.

9.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

       (a) Amherst Southwest, AmTech and Allstar may terminate this Agreement by mutual written consent at any time prior to the Closing;

       (b) Amherst Southwest may terminate this Agreement by giving written notice to Allstar pursuant to Section 6.10 or, at any time prior to the Closing, (1) in the event that Allstar has breached any representation, warranty, or covenant contained in this Agreement, Amherst Southwest has notified Allstar of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (2) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from Amherst Southwest or AmTech breaching any representation, warranty, or covenant contained in this Agreement) and other than by reason of the occurrence of the event specified in 9.1(b)(3), (3) in the event that the board of directors of Allstar shall have approved any Acquisition Proposal other than that of Amherst Southwest, or (4) if any notification delivered by Allstar pursuant to Section 6.9 gives rise to Amherst Southwest's right of termination pursuant to Section 6.9; and

       (c) Allstar may terminate this Agreement by giving written notice to Amherst Southwest and AmTech at any time prior to the Closing (1) in the event Amherst Southwest or AmTech has breached any representation, warranty, or covenant contained in this Agreement, Allstar has notified Amherst Southwest or AmTech (as the case may be) of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (2) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from Allstar itself breaching any representation, warranty, or covenant contained in this Agreement), and other than by reason of the occurrence of the event specified in 9.1(c)(3), (3) in the event that the board of directors of Allstar shall have approved any Acquisition Proposal other than that of Amherst Southwest or (4) if any notification delivered by Amherst Southwest or AmTech pursuant to Section 6.9 gives rise to Allstar's right of termination pursuant to Section 6.9.

9.2 Termination Fee. In the event that this Agreement is terminated by Amherst Southwest pursuant to Section 9.1(b)(3) or by Allstar pursuant to
       Section 9.1(c)(3), Allstar shall within two Business Days after such termination pay to Amherst Southwest Five Hundred Thousand Dollars ($500,000) as compensation for lost opportunities and reimbursement of out-of-pocket expenses, and AmTech and Amherst Southwest agree that upon payment of such amount to Amherst Southwest, Allstar shall have no further liability to either of them arising under this Agreement.

9.3 Effect of Termination. Except as provided in Section 9.2 and except for the provisions of Sections 9.4 and 11.13, if any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

9.4 Certain Covenants Upon Termination. If this Agreement is terminated pursuant to this Article IX (except in the event of termination of this Agreement under Sections 9.1(b)(3) or 9.1(c)(3), in which case the covenants in this Section 9.4 shall be void and of no effect), each of Amherst Southwest and AmTech agrees (a) to be bound by the terms and provisions of that certain Confidentiality Agreement dated August 27, 1999, between Allstar and Knightsbridge, Inc., a Nevada corporation ("Knightsbridge"), which is incorporated into this Section 9.4 as if set forth herein in its entirety, as if they were each substituted for Knightsbridge as parties thereto, (b) that the non-solicitation covenants contained in Section 4 of such Confidentiality Agreement shall extend for a period of two (2) years from and after the date of termination of this Agreement, and (c) that for a period of one (1) year after the date of termination of this Agreement, no Prohibited Person shall, directly or indirectly, solicit any of the top ten (10) customers of the CP Division listed on Schedule 7.1(h) for the sale or disposition of computer hardware and software in substantially the manner conducted by the CP Division; provided, however, that this Section shall not prohibit any Prohibited Person from soliciting or selling to any of such customers to which any of the Prohibited Persons have sold computer hardware or software at any time within the twelve (12) month period ending on the date of this Agreement.

                                   ARTICLE X

                                Indemnification.

The Parties shall be entitled to indemnification as provided in this Article X. As used herein, the term "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

10.1   Indemnification by Allstar.  Subject to the limitations contained in this
       Article X, Allstar shall indemnify and hold harmless Amherst Southwest, its Affiliates and its and their respective partners, members, managers, officers, directors, shareholder, agents and employees, and their successors and assigns (each an "Amherst Southwest Indemnitee" and collectively the "Amherst Southwest Indemnitees") against and from all Damages sustained or incurred by any Amherst Southwest Indemnitee, as a result of or arising out of or by virtue of:

       (a) any breach of any representation and warranty made by Allstar to Amherst Southwest herein or in any closing document delivered to Amherst Southwest in connection herewith;

       (b) the breach by Allstar or failure of Allstar, directly or indirectly, including by virtue of action taken by its directors or officers acting in their capacity as such, to comply with any of the covenants or obligations of Allstar under this Agreement, or the failure of Allstar to comply with any applicable bulk transfer laws or regulations;

       (c)  any Excluded Liability; or

       (d) the ownership, use or operation by Allstar of the Acquired Assets, the CP Division or the El Paso IT Business prior to the Effective Time (other than with respect to the Assumed Liabilities).

10.2 Indemnification by Amherst Southwest. Subject to the limitations contained in this Article X, Amherst Southwest shall indemnify and hold harmless Allstar, its Affiliates and its and their respective officers, directors, shareholders, agents and employees and their successors and assigns (each an "Allstar Indemnitee" and collectively the "Allstar Indemnitees") against and from all Damages sustained or incurred by any Allstar Indemnitee, as a result of or arising out of or by virtue of:

       (a) any breach of any representation and warranty made by Amherst Southwest or AmTech to Allstar herein or in any closing document delivered to Allstar in connection herewith;

       (b) the breach by Amherst Southwest or AmTech or failure of Amherst Southwest or AmTech, directly or indirectly, including by virtue of any action taken by their respective partners, members, managers or officers in their capacity as such, to comply with any of the covenants or obligations of Amherst Southwest or AmTech under this Agreement, or the failure of Amherst Southwest or AmTech to comply with any applicable bulk transfer laws or regulations;

       (c)  any Assumed Liability; or

       (d) the ownership, use or operation of the Acquired Assets, the CP Division or the El Paso IT Business from and after the Effective Time, the use by Amherst Southwest of the names licensed to it under
            Section 8.1 of this Agreements or the use of the intangible assets licensed to Amherst Southwest pursuant to Section 8.10.

10.3 Indemnification Thresholds and Limits. Neither the Allstar Indemnitees nor the Amherst Southwest Indemnitees shall be entitled to indemnification pursuant to the terms of this Article X until the aggregate amount of all claims for indemnification by such indemnitees exceeds $100,000, but once such claims exceed $100,000, the Allstar Indemnitees, on the one hand, or the Amherst Southwest Indemnitees, on the other hand, shall be entitled to indemnification for all indemnification claims up to a maximum of $500,000 plus interest earned on such amount while it is held in the Escrow, as provided in Section
       10.4 below. Notwithstanding the foregoing, there shall be no threshold or time or dollar limit on (a) claims for indemnification pursuant to Sections 10.1(c) or (d) or Sections 10.2(c) or (d); and (b) breach by a Party of its obligations to make payments to the other Party pursuant to Sections 2.3, 2.5, 2.7, 2.9, 3.3, 3.4, 8.6, 8.7 or 9.2.

10.4   Holdback; Claims.

       (a) On the Closing Date, the Holdback will be deposited into the Escrow with the Escrow Agent pursuant to the terms of the Escrow Agreement. Amherst Southwest agrees that it shall have recourse solely to the Escrow and solely during the Escrow Period for claims against Allstar for indemnification under Section 10.1(a) and 10.1(b).

       (b) Amherst Southwest Indemnitees shall be entitled to make claims for indemnification from the Holdback which arise during the Escrow Period, provided such claims are asserted by Amherst Southwest within the Escrow Period. Within ten (10) days following the end of the Escrow Period, if no such claims for indemnification are asserted prior to the expiration of the Escrow Period, or if any such claims were asserted prior to the Expiration of the Escrow Period, no such claims remain pending, the Escrow Agent shall disburse the remaining funds, after payment of prior claims by Amherst Southwest that are undisputed by Allstar or that have been fully and finally resolved in accordance with Section 11.13 of this Agreement. If any such claims asserted prior to the expiration of the Escrow Period are pending, then the Escrow Agent shall make reasonable provision for such pending claims and disburse the balance, if any, of the Holdback within ten (10) days following the end of the Escrow Period, pursuant to the terms of the Escrow Agreement.

       (c) In the event an indemnified party seeks or expects to seek indemnity for any Damage arising out of or in connection with a claim, demand, cause of action or proceeding by a third party, the indemnifying shall promptly notify the indemnified party in writing of the nature of the Damage. The indemnifying party shall have the right to assume the defense thereof and the indemnifying party shall not be liable to any indemnified parties for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified parties in connection with the defense thereof, except that if the indemnifying party elects not to assume such defense or counsel for the indemnifying parties advise that because of conflicts of interest between the indemnifying party and the indemnified parties such counsel cannot, as a matter of professional responsibility, represent both the indemnified parties and the indemnifying parties (it being agreed by the Parties that the indemnified party shall not be obligated to waive any conflict of interest of such counsel), then the indemnified parties may retain counsel satisfactory to them, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received. In no event shall an indemnifying party be liable for the fees and expenses of more than one separate law firm for all indemnified parties. So long as the indemnifying party is defending in good faith such third party Damage, the indemnified party shall not settle or compromise such third party claim without the indemnifying party's prior written consent. The indemnified party shall make available to the indemnifying party or its representatives all personnel records and other materials reasonably required by them for use in contesting any third party Damage and shall cooperate fully with the indemnifying party in the defense of such Damage.

       (d) In case any event shall occur which would otherwise entitle an indemnified party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of (1) any tax savings realized by such party with respect thereto, or (2) any proceeds received by such party from any insurance policies with respect thereto.

10.5 Exclusive Remedy. Notwithstanding any provision herein to the contrary, the indemnification provisions of this Article shall be the sole and exclusive remedy of each of the Parties for any Damages in any way based on, arising out of or attributable to matters specified in Sections 10.1(a) 10.1(b), 10.2(a) and 10.2(b), whether such Damages are based on contract or tort, at law or in equity, or otherwise, except for the rights of a Party to seek equitable remedies or specific performance in accordance with Section 11.14. Each of the Parties hereby irrevocably waives any other remedies available to it, whether at law or in equity, for any such Damages, except for its rights to seek equitable remedies in accordance with Section 11.14. Nothing contained in this Section shall limit or otherwise effect the remedies available to a Party for Damages in any way based on, arising out of or attributable to matters specified in Sections 10.1(c) 10.1(d), 10.2(c) and 10.2(d).

                                   ARTICLE XI

                                 General Terms.

11.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive for a period of one year after Closing Date and shall thereafter terminate and be of no force and effect, except to the extent that a written claim for breach of a representation or warranty has been received by an indemnifying party within such one-year period.

11.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure which, in the written opinion of counsel to such Party, is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure and provide such other Party with a written statement certifying that the disclosing Party's counsel has provided it with a written opinion stating that such disclosure is required as provided in this Section).
11.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and the agreements of Allstar contained in Section 8.2 shall be binding upon any Person who acquires all or a substantial portion of the assets of Allstar. Neither Allstar, Amherst Southwest nor AmTech may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that (a) Amherst Southwest may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Amherst Southwest nonetheless shall remain responsible for the performance of all of its obligations hereunder); and (b) Allstar may undertake a reorganization prior to the Closing Date pursuant to which it shall transfer all of the Acquired Assets into a limited partnership directly or indirectly wholly-owned by Allstar, and designate such limited partnership to convey the Acquired Assets to Amherst Southwest as provided hereunder (in which case Allstar nonetheless shall remain responsible for the performance of all of its obligations hereunder).

11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to Allstar:                 Allstar  Systems,  Inc.
                                      6401 Southwest Freeway
                                      Houston, TX 77074
                                      Attention: James H. Long

       with a copy to:                Porter & Hedges, L.L.P.
                                      700 Louisiana, Suite 3500
                                      Houston, Texas 77002
                                      Attention: Nick D. Nicholas
                                      Facsimile: 713-228-1331

       If to AmTech or Amherst Southwest:

                                      Amherst Southwest, LP
                                      10 Columbia Drive
                                      Amherst, NH  03031
                                      Attn: Chief Financial Officer

       with a copy to:                D'Ancona & Pflaum LLC
                                      111 East Wacker Drive
                                      Suite 2800
                                      Chicago, Illinois 60601
                                      Attention:  Suzanne L. Saxman, Esq.
                                      Facsimile:  312-602-3064

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.8 GoverningLaw. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. Allstar may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by Allstar or Amherst Southwest of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


11.11 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.13  Arbitration Provisions.

       (a) All disputes arising out of or relating to (i) this Agreement or any agreement or instrument delivered pursuant to the terms hereof, or the transactions contemplated hereby or thereby, or (ii) the validity, interpretation, breach, or violation or termination hereof or thereof (including disputes arising under this Section 11.13 (each a "Dispute"), shall be finally and solely determined and settled by a nationally recognized certified public accounting firm selected by mutual agreement of the parties, which firm is not rendering (and during the preceding two-year period, has not rendered) services to any of the parties or their respective Affiliates (the "Arbitrating Accountant"). In connection with the resolution of any Dispute hereunder, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The award of the Arbitrating Accountant shall be (1) the sole and exclusive remedy of the parties, (2) enforceable in any court of competent jurisdiction and (3) final and binding (absent manifest error) on the parties hereto. Notwithstanding the foregoing, either party may seek injunctive relief in a court of competent jurisdiction in accordance with Section 11.14. Amherst Southwest, on the one hand, and Allstar, on the other hand, shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Dispute.

       (b) In the event that the parties are unable to mutually agree on the Arbitrating Accountant within thirty (30) days, the Dispute shall be finally and solely determined and settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association and this Section 11.13. Such arbitration shall be conducted by a single arbitrator, whom the Parties shall request to be experienced in legal, financial and accounting matters. In any such arbitration proceedings, the arbitrator shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court for the Southern District of Texas. The arbitrator may proceed to an award notwithstanding the failure of any party to participate in such proceedings. The prevailing party in the arbitration proceeding shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator. The award of the arbitrator shall be (i) the sole and exclusive remedy of the parties, (ii) enforceable in any court of competent jurisdiction and (iii) final and binding (absent manifest error) on the parties hereto. Notwithstanding the foregoing, either party may seek injunctive relief in a court of competent jurisdiction in accordance with Section 11.14.

11.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. In any such action, the Party against whom injunctive relief is sought shall be entitled to assert any matters in the nature of defenses (but not counterclaims or cross actions) without regard to the arbitration agreements contained in Section 11.13.

11.15 Knowledge, Gender and Certain References. A representation or statement made herein to the knowledge of Allstar means the actual, but not constructive or imputed, knowledge of James H. Long, Donald R. Chadwick, Frank Cano and each member of the board of directors of Allstar. Unless otherwise specified, all references herein to days, weeks, months or years shall be calendar days, weeks, months, or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any Article, Section or Paragraph herein or this Agreement. The words "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole not to any particular Article, Section or Paragraph. The words "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted. Unless otherwise specified herein any obligation otherwise due on a non-Business Day shall not be due until the next Business Day. 11.16 Time is of the Essence.

11.16  Time is of the essence in the performance of this Agreement.

                                      *****

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    AMHERST COMPUTER PRODUCTS SOUTHWEST, LP


                                    By:  /s/Gerald Birin
                                    Title:  Chief Financial Officer



                                    ALLSTAR SYSTEMS, INC.


                                    By:  /s/James H. Long
                                    Title:  Chairman and Chief Executive Officer


                                    AMHERST TECHNOLOGIES, L.L.C., solely with respect to Sections 5.5, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 8.3 and Article XI.



                                    By:  /s/Gerald Birin
                                    Title:  Chief Financial Officer